SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2001

DEL WEBB CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4785	86-0077724

(Commission File Number)	(IRS Employer Identification No.)

6001 North 24th Street Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 808-8088

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 5. Other Events.

     On April 30, 2001, Del Webb Corporation (the “Company”) and Pulte Homes, Inc. (formerly known as Pulte Corporation) (“Pulte”) and Pulte Acquisition Corporation (“Acquisition”) entered into a Plan and Agreement of Merger (the “Merger Agreement”) under which Pulte will acquire all of the outstanding shares of the Company in a stock for stock transaction. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Acquisition will be merged with and into the Company, with the Company to be the surviving corporation of such merger, and as a result of the merger, the Company will become a wholly-owned subsidiary of Pulte.

     On July 25, 2001, Pulte and the Company issued a press release announcing the share exchange ratio to be utilized with respect to the pending merger of Pulte and the Company. Pursuant to the merger agreement, each outstanding share of the Company’s common stock will be converted into 0.894 Pulte common shares. Special meetings of the stockholders of Pulte and the Company to approve the merger are scheduled for July 27, 2001. The merger is scheduled to close on July 31, 2001. This press release is attached to this Form 8-K as Exhibit 99.1.

     On July 24, 2001, the Company also issued a press release announcing its earnings for the fourth quarter and year ended June 30, 2001. This press release as corrected, is attached to this Form 8-K as Exhibit 99.2.

     The information contained in these press releases is incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits:

99.1	Press Release, dated July 25, 2001, announcing the share exchange ratio for the pending merger.

99.2	Press Release, as corrected, dated July 24, 2001, announcing earnings for the fourth quarter and year ended June 30, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2001

Del Webb Corporation

By: /s/ Robertson C. Jones Name: Robertson C. Jones Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 25, 2001, announcing the share exchange ratio for the pending merger.

99.2	Press Release, as corrected, dated July 24, 2001, announcing earnings for the fourth quarter and year ended June 30, 2001.